Exhibit 10.1

TENTH ALLONGE TO SENIOR SECURED CONVERTIBLE NOTE

This TENTH Allonge (the "Tenth Allonge"), dated as of August 31, 2015, attached to and forming a part of the Senior Secured Convertible Note, dated December 14, 2009 (collectively, the "Note"), made by AIRWARE HOLDINGS, INC., a Nevada corporation (the "Company") F/K/A AirWare, Inc., payable to the order of STOCKBRIDGE ENTERPRISES, L.P., a Nevada limited partnership (the "Holder"), in the principal amount of $500,000 is entered into by the Company and Holder as of the date above. AirWare, Inc., an Arizona corporation, originally executed the Note, and on February 18, 2010 it was merged into the Company in order to change its domicile from Arizona to Nevada. As a result of the merger, the Company became the obligor under the Note. On September 2, 2010, the parties entered into an Allonge. On September 21, 2010, the parties entered into a Second Allonge, and on October 20, 2010 the parties entered into a Third Allonge. On August 30, 2011, the parties entered into a Fourth Allonge, which is superseded by the Fifth Allonge entered into on December 8, 2011.On December 20, 2012, the parties entered into a Sixth Allonge, which is supplemented by the Seventh Allonge entered into January 18, 2013. On February 22, 2013, the parties entered into an Eighth Allonge, which was supplemented by the Ninth Allonge dated August 21, 2013. The Ninth Allonge is supplemented by this Tenth Allonge.

WHEREAS, the Company is in compliance with the Note and the related documents, also dated December 14, 2009, including the Securities Purchase Agreement, Patent Security Agreement, Security Agreement, and Guaranty (collectively, the “Transaction Documents”); and

WHEREAS, on March 20, 2012, through an equity exchange agreement, Airware Labs Corp. (“Airware”) acquired all of the issued and outstanding stock of the Company in exchange for shares of Airware’s newly-issued common stock, and the Company became a wholly owned subsidiary of Airware; and

WHEREAS, the Company and the Holder agree to further amend the Note in accordance with the terms set forth in this Tenth Allonge.

NOW THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Paragraph (a) of Section 1, "General Terms," of the Note is hereby amended and restated in their entirety as follows:

1. GENERAL TERMS.

(a) Payment of Principal. On the Maturity Date, the Company shall pay to Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest. The “Maturity Date” shall be September 30, 2017, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

2. In all other respects, the Note is confirmed, ratified, and approved and, as amended by the Fifth Allonge, the Sixth Allonge, the Seventh Allonge, the Eighth Allonge, the Ninth Allonge and this Tenth Allonge shall continue in full force and effect.

3. This Tenth Allonge will be effective upon the Company's issuance to the Holder of: (i) an additional warrant exercisable to purchase 3,500,000 shares of Common Stock of Airware Labs Corp. at a price equal to the lower of (a) $.10 or (b) the lowest Closing Price during the ten (10) Trading Days immediately preceding the exercise date, or as subsequently adjusted as provided in Section 8 of the Warrant Agreement,. for a term of five years, which Warrant vests immediately. The Warrant will be in the form set forth as Exhibit A hereto.

IN WITNESS WHEREOF, the Company and Holder have caused this Tenth Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

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AIRWARE HOLDINGS, INC.

By:   /s/ Jeffrey I. Rassas

 Jeffrey I. Rassas

Its: _______________________________

AIRWARE LABS CORP.

By:   /s/ Jeffrey I. Rassas

 Jeffrey I. Rassas

Its: Chief Executive Officer

Accepted and agreed to:

STOCKBRIDGE ENTERPRISES, L.P.

By:   /s/ Mitch Saltz

 Mitch Saltz

Its: _______________________________